© 2016 Ambac Financial Group, Inc. One State Street Plaza, New York, NY 10004 All Rights Reserved | 800-221-1854 | www.ambac.com PUERTO RICO EXPOSURE FIRST QUARTER 2016

1 Neither Ambac nor any of its employees, affiliates or representatives makes any representation or warranty, expressed or implied, as to the accuracy or completeness of any of the information contained in this overview, and the recipient of this overview expressly disclaims any and all liabilities relating to or resulting from the use of this overview. Certain of the information provided in this overview has been prepared by Ambac from data supplied from third-party sources, and Ambac has not verified the validity of such information. This overview should be read in conjunction with Ambac’s other public filings and disclosures. The recipient of this overview is urged to review any information made publicly available regarding the underlying transactions. However, Ambac was not involved in the preparation of such information and, therefore, makes no representations or warranties regarding the accuracy or completeness of such information. Furthermore, Ambac makes no representation or warranty, and offers no opinion, on the ability or willingness of any issuer or other party to the underlying transactions to comply with its respective obligations in respect thereof. The financial projections, if any, contained in this overview necessarily are based upon a number of estimates and assumptions that are inherently subject to significant business, economic and other uncertainties and contingencies, most of which are beyond Ambac’s control. Any financial projections will vary, and those variations may be material. As a result, you are cautioned not to place reliance on the financial projections contained herein. The recipient of this overview acknowledges that the information contained herein is intended to summarize and describe certain information about Ambac’s Puerto Rico exposures, but that it is not intended to, and does not, fully set forth or explain all aspects of such exposures or associated risks. The recipient of this overview further acknowledges that this overview does not intend to, and does not, replace, fully conform with or include all aspects of the underlying transactional documents and laws and regulations relating to such Puerto Rico exposures. The summaries and descriptions herein of such exposures and risks are qualified in their entirety by reference to such documents, laws and regulations. Each recipient of this overview is urged to review such underlying documents, laws and regulations for information about them and what they purport to accomplish and not to rely on the summaries and descriptions contained herein. Neither Ambac nor any of its employees, affiliates or representatives makes any representation or warranty, expressed or implied, as to the accuracy or completeness of such summaries and descriptions. Ambac undertakes no obligation to revise, update or supplement the information contained in this presentation to reflect new developments. Nor does Ambac undertake to provide similar or additional information about other credit exposures. Market participants should not rely on the information in this presentation in making any investment decision. Ambac is not acting as your financial adviser or fiduciary in any respect or manner.

PUERTO RICO EXPOSURE & RATINGS SUMMARY

Ambac Puerto Rico Exposure ($ in millions) as of March 31, 2016:		(1)	(1),(2)		(2)			
Single Risk		Gross Par	Net Par	Gross Principal & Interest	Net Principal & Interest	Maturity	Credit Class	Rating
General Fund Debt:								
1 PR Commonwealth GO		$56.0	$56.0	$68.1	$68.1	2023	III	BIG
2 PR Public Buildings Authority Revenue - GO Guaranty		191.2	191.2	293.8	293.8	2035	III	BIG
	Subtotal	247.2	247.2	361.9	361.9			
Revenue Debt:								
3 PR Highways and Transp'n Revenue 1968 Resolution - Highway Rev [3][4]		27.5	26.5	35.9	34.7	2027	III	BIG
4 PR Highways and Transp'n Revenue 1998 Resolution - Senior Transp'n Rev [3][4]		461.5	445.1	858.7	824.3	2038	III	BIG
5 PR Infrastructure Financing Special Tax Revenue (Rum Tax) [3]		514.6	502.8	1,088.6	1,063.6	2044	IV	BIG
6 Convention Center (Hotel Occupancy Tax) [3]		137.1	137.1	205.5	205.5	2031	III	BIG
7 Senior Sales Tax Rev (COFINA)		808.5	804.7	7,355.4	7,321.3	2054	II	BIG
	Subtotal	1,949.2	1,916.2	9,544.1	9,449.4			
	Grand total	$2,196.4	$2,163.4	$9,906.0	$9,811.3			

1) *Gross Par and Net Par include capital appreciation bonds ("CABS") which are reported at the par amount at the time of issuance of the insurance policy*
2) *Net Par and Net Principal & Interest are net of reinsurance*
3) *Subject to the "Priority Debt Provision" under Section 8 of Article VI of the Constitution of the Commonwealth of Puerto Rico, commonly known as the "clawback" provision*
4) *Pledged revenues for Highways and Transportation Revenue Bonds include toll revenues and investment earnings which are not subject to the Priority Debt Provision*

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SCHEDULE OF NET DEBT SERVICE(1) ON INSURED DEBT (AS OF MARCH 31, 2016) $0 $20 $40 $60 $80 $100 $120 $140 $160 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 ($ i n m il li o n s ) Year of Payment Rum Tax Hotel Occupancy Tax Highway General Obligation 3 1) Net of reinsurance 2) Aggregate Highway (1968) and Senior Transportation (1998) 3) Remaining April through December amortization (2) (3)

PUERTO RICO NET PRINCIPAL AND INTEREST[(1)] AMORTIZATION

($ IN MILLIONS) AS OF MARCH 31, 2016

Principal and Interest Amortization of Ambac Insured Puerto Rico Exposures by Payment Date								
Payment Date	Commonwealth GO	Public Bldg - GO Guaranteed	Senior Highway (1968)	Senior Transportation (1998)	Rum Tax	Hotel Occupancy Tax	Sales Tax (COFINA)	Total P & I
7/1/2016	1.4	38.6	0.6	36.3	41.7	3.4	-	122.0
1/1/2017	1.4	4.1	0.6	9.4	9.5	3.4	-	28.4
7/1/2017	1.4	23.0	13.1	34.4	42.6	15.2	-	129.7
1/1/2018	1.4	3.6	0.3	9.4	8.6	3.1	-	26.4
7/1/2018	1.4	23.5	9.9	32.6	43.5	15.5	-	126.4
1/1/2019	1.4	3.0	-	9.3	7.6	2.8	-	24.1
7/1/2019	32.7	5.6	-	17.6	7.6	15.8	-	79.3
1/1/2020	0.6	3.0	-	9.3	7.6	2.5	-	23.0
7/1/2020	7.2	3.0	-	28.0	7.6	16.1	-	61.9
1/1/2021	0.4	3.0	-	9.3	7.6	2.2	-	22.5
7/1/2021	7.4	10.0	1.3	9.8	7.6	2.2	-	38.3
1/1/2022	0.2	2.8	-	9.3	7.6	2.2	-	22.1
7/1/2022	7.5	2.8	-	9.3	7.6	2.2	-	29.4
1/1/2023	0.1	2.8	-	9.3	7.6	2.2	-	22.0
7/1/2023	3.6	2.8	-	10.3	53.2	2.2	-	72.1
1/1/2024	-	2.8	-	9.3	6.4	2.2	-	20.7
7/1/2024	-	2.8	-	9.8	54.5	2.2	-	69.3
1/1/2025	-	2.8	-	9.3	5.0	2.2	-	19.3
7/1/2025	-	2.8	1.0	9.9	55.8	2.2	-	71.7
1/1/2026	-	2.8	-	9.3	3.6	2.2	-	17.9
7/1/2026	-	2.8	1.0	11.3	57.2	2.2	-	74.5
1/1/2027	-	2.8	-	9.2	2.2	2.2	-	16.4
7/1/2027	-	2.8	6.9	37.8	58.7	2.2	-	108.4
1/1/2028	-	2.8	-	9.0	0.6	2.2	-	14.6
7/1/2028	-	2.8	-	38.5	60.2	22.2	-	123.7
1/1/2029	-	2.8	-	8.8	-	1.7	-	13.3
7/1/2029	-	2.8	-	39.7	68.7	22.7	-	133.9
1/1/2030	-	2.8	-	7.9	-	1.1	-	11.8
7/1/2030	-	28.2	-	67.7	-	23.2	-	119.1

1) Net of reinsurance

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PUERTO RICO NET PRINCIPAL AND INTEREST[1] AMORTIZATION – CONTINUED

($ IN MILLIONS) AS OF MARCH 31, 2016

Principal and Interest Amortization of Ambac Insured Puerto Rico Exposures by Payment Date								
Payment Date	Commonwealth GO	Public Bldg - GO Guaranteed	Senior Highway (1968)	Senior Transportation (1998)	Rum Tax	Hotel Occupancy Tax	Sales Tax (COFINA)	Total P & I
1/1/2030	-	2.8	-	7.9	-	1.1	-	11.8
7/1/2030	-	28.2	-	67.7	-	23.2	-	119.1
1/1/2031	-	2.1	-	6.3	-	0.6	-	9.0
7/1/2031	-	25.9	-	88.5	-	23.2	-	137.6
1/1/2032	-	1.4	-	4.2	-	-	-	5.6
7/1/2032	-	1.4	-	4.2	-	-	-	5.6
1/1/2033	-	1.4	-	4.2	-	-	-	5.6
7/1/2033	-	1.4	-	4.2	-	-	-	5.6
1/1/2034	-	1.4	-	4.2	-	-	-	5.6
7/1/2034	-	28.1	-	4.2	68.7	-	-	101.0
1/1/2035	-	0.8	-	4.2	-	-	-	5.0
7/1/2035	-	33.7	-	4.2	68.7	-	-	106.6
1/1/2036	-	-	-	4.2	-	-	-	4.2
7/1/2036	-	-	-	62.2	68.7	-	-	130.9
1/1/2037	-	-	-	2.7	-	-	-	2.7
7/1/2037	-	-	-	63.8	49.1	-	-	112.9
1/1/2038	-	-	-	1.0	-	-	-	1.0
7/1/2038	-	-	-	40.9	-	-	-	40.9
1/1/2039	-	-	-	-	-	-	-	-
7/1/2044	-	-	-	-	84.0	-	-	84.0
8/1/2047	-	-	-	-	-	-	786.2	786.2
8/1/2048	-	-	-	-	-	-	820.2	820.2
8/1/2049	-	-	-	-	-	-	855.5	855.5
8/1/2050	-	-	-	-	-	-	892.3	892.3
8/1/2051	-	-	-	-	-	-	930.5	930.5
8/1/2052	-	-	-	-	-	-	970.3	970.3
8/1/2053	-	-	-	-	-	-	1,011.7	1,011.7
8/1/2054	-	-	-	-	-	-	1,054.6	1,054.6
Grand Total	68.1	293.8	34.7	824.3	1,063.6	205.5	7,321.3	9,811.3

1) *Net of reinsurance*

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FORWARD LOOKING STATEMENT In this presentation, we have included statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “potential,” “going forward,” “looking ahead” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward- looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which, may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” described in our most recent SEC filed quarterly or annual report. Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) volatility in the price of Ambac’s common stock; (2) uncertainty concerning our ability to achieve value for holders of Ambac securities, whether from Ambac Assurance Corporation (“AAC”) or from new business opportunities; (3) dilution of current shareholder value or adverse effects on our share price resulting from the issuance of additional shares of common stock; (4) adverse effects on our share price resulting from future offerings of debt or equity securities that rank senior to our common stock; (5) potential of rehabilitation proceedings against AAC; (6) decisions made by the Rehabilitator of the Segregated Account of AAC (the “Segregated Account”) for the benefit of policyholders that may result in material adverse consequences for Ambac’s security holders; (7) our inability to realize the expected recoveries included in our financial statements; (8) intercompany disputes or disputes with the rehabilitator of the Segregated Account; (9) our inability to monetize assets, restructure or exchange outstanding debt and insurance obligations, or the failure of any such transaction to deliver anticipated results; (10) our results of operations may be adversely affected by events or circumstances that result in the accelerated amortization of our insurance intangible asset; (11) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings by municipal issuers; (12) adverse tax consequences or other costs resulting from the Segregated Account rehabilitation plan, from rules and procedures governing the payment of permitted policy claims, or from the characterization of our surplus notes as equity; (13) credit risk throughout our business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, collateralized loan obligations, public finance obligations and exposures to reinsurers; (14) risks attendant to the change in composition of securities in our investment portfolio; (15) inadequacy of reserves established for losses and loss expenses; (16) the risk that our risk management policies and practices do not anticipate certain risks and/ or the magnitude of potential for loss as a result of unforeseen risks; (17) changes in prevailing interest rates; (18) factors that may influence the amount of installment premiums paid to Ambac, including the Segregated Account rehabilitation proceedings; (19) default by one or more of AAC’s portfolio investments, insured issuers or counterparties; (20) market risks impacting assets in our investment portfolio or the value of our assets posted as collateral in respect of investment agreements and interest rate swap transactions; (21) risks relating to determinations of amounts of impairments taken on investments; (22) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on our business, operations, financial position, profitability or cash flows; (23) our inability to realize value from Ambac Assurance UK Limited ("Ambac UK"); (24) system security risks; (25) market spreads and pricing on derivative products insured or issued by Ambac or its subsidiaries; (26) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (27) changes in accounting principles or practices that may impact Ambac’s reported financial results; (28) legislative and regulatory developments; (29) operational risks, including with respect to internal processes, risk models, systems and employees, and failures in services or products provided by third parties; (30) Ambac’s financial position and the Segregated Account rehabilitation proceedings that may prompt departures of key employees and may impact our ability to attract qualified executives and employees; and (31) other risks and uncertainties that have not been identified at this time. 6

Important Information Ambac Financial Group, Inc., ("Ambac") filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") on April 20, 2016 in connection with its 2016 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY AMBAC WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Ambac at http://ir.ambac.com. Certain Information Regarding Participants Ambac, its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of Ambac's stockholders in connection with its 2016 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in Ambac's definitive proxy statement for its 2016 Annual Meeting, which was filed with the SEC on April 20, 2016. To the extent holdings of Ambac’s securities by such persons have changed since the amounts printed in the 2016 definitive proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with Ambac’s 2016 Annual Meeting. Stockholders may obtain a free copy of the proxy statement and other documents filed by Ambac with the SEC from the sources listed above. About Ambac Ambac Financial Group, Inc. ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation ("Ambac Assurance"), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited, provide financial guarantees and other financial services to clients in both the public and private sectors globally. Ambac Assurance, including the Segregated Account of Ambac Assurance (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com. 7